UNITED STATES
                       SECURITIES AND EXCHANGE COMMISSION
                             WASHINGTON, D.C. 20549

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                                    FORM 8-K



                                 CURRENT REPORT
                       Pursuant to Section 13 or 15(d) of
                       the Securities Exchange Act of 1934

       Date of report (Date of earliest event reported): December 30, 2004

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                            SCOTTISH RE GROUP LIMITED
               (Exact Name of Registrant as Specified in Charter)

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       Cayman Islands                    001-16855                98-0362785
(State or Other Jurisdiction     (Commission File Number)      (I.R.S. Employer
      of Incorporation)                                      Identification No.)


                P.O. Box HM 2939
 Crown House, Third Floor, 4 Par-la-Ville Road
                 Hamilton HM12
                    Bermuda                                         N/A
    (Address of Principal Executive Offices)                    (Zip Code)

                                 (441) 295-4451
               Registrant's telephone number, including area code

                                       N/A
          (Former Name or Former Address, if Changed Since Last Report)

         Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

[ ] Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

[ ] Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

[ ] Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

[ ] Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

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Item 4.02. Non-Reliance on Previously Issued Financial Statements or a Related
Audit Report or Completed Interim Review.

     During the fourth quarter of 2004, Scottish Re Group Limited (the "Company") determined that its International Segment had incorrectly reported premiums earned, claims and other policy benefits, acquisition costs and other insurance expenses and related income tax benefits in the quarters ended June 30, 2004 and September 30, 2004. The effect of these errors was to understate net income by $1.1 million in the three months ended June 30, 2004, or $0.03 per diluted ordinary share, to overstate net income by $1.2 million in the three months ended September 30, 2004, or $0.03 per diluted ordinary share, to overstate net income by $112,000 in the nine month period ended September 30, 2004 and to overstate shareholders' equity at September 30, 2004 by $112,000. The effect was also to understate net operating earnings by $1.1 million, or $0.03 per diluted ordinary share, in the three months ended June 30, 2004, to overstate net operating earnings by $1.2 million, or $0.03 per diluted ordinary share, in the three months ended September 30, 2004, and to overstate net operating earnings by $112,000 in the nine months ended September 30, 2004. There is no impact on previously reported earnings per share of $1.35 or net operating earnings per share of $1.44 for the nine months ended September 30, 2004, or book value per share of $20.08 at September 30, 2004.

     Net operating earnings is a non-GAAP measurement. The Company determines net operating earnings by adjusting GAAP income from continuing operations by net realized capital gains and losses and the change in value of embedded derivatives as adjusted for the related effects upon the amortization of deferred acquisition costs and taxes. While these items may be significant components in understanding and assessing the Company's consolidated financial performance, the Company believes that the presentation of net operating earnings enhances the understanding of its results of operations by highlighting earnings attributable to the normal, recurring operations of its reinsurance business. However, net operating earnings are not a substitute for income from continuing operations determined in accordance with GAAP.

     The errors were made in the process of compiling income statement information on the accrual of premiums and resulted from incorrect references within the spreadsheets used to calculate these accruals. As a result, incorrect information was referenced to prepare the journal entries used in updating the general ledger for the International Segment. The errors were detected by management as part of their ongoing documentation and testing of internal controls over financial reporting for Sarbanes Oxley Section 404 reporting.

     Management has taken a series of steps in its ongoing review of internal controls over financial reporting to improve control processes, including those involving the compilation of information used in reporting premium accruals, and to avoid similar errors going forward. Management has also taken steps to improve controls around segregation of responsibilities and review of manually prepared information and has strengthened procedures for the reconciliation of all material general ledger balances.


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     On December 30, 2004, the Company's Audit Committee determined it was appropriate to amend the previously filed consolidated financial statements contained in the Company's second and third quarter 2004 Form 10-Qs to reflect changes that correct these errors.

     Management and the Company's Audit Committee discussed the matters disclosed in this Current Report on Form 8-K with Ernst & Young LLP, the Company's independent registered public accounting firm. The Company is working to complete amendments that correct these errors expeditiously and expects to file the amendments to its quarterly report on Form 10-Q for the periods ended June 30, 2004 and September 30, 2004 in January 2005. The Company's independent registered public accounting firm will perform review procedures on such amendments. Accordingly, the referenced financial statements should not be relied upon until such time as the Company files its corrected interim financial statements.


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                                    SIGNATURE

     Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned, hereunto duly authorized.



                                SCOTTISH RE GROUP LIMITED


                                By: /s/ Paul Goldean
                                    Paul Goldean
                                    Executive Vice President and General Counsel



Dated:  December 30, 2004




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